Exhibit 10.2

STATE OF FLORIDA	)
) SS
COUNTY OF HILLSBOROUGH	)

BILL OF SALE

Seller, K9 Bytes, Inc., a Florida corporation, in consideration of Two Hundred Five Thousand and No/100 Dollars ($205,000.00) (by cash and that certain Promissory Note in the amount of $30,000.00 from Buyer to Seller), receipt of which is hereby acknowledged, does hereby sell, assign, transfer and set over to Buyer, K9 Bytes, Inc., an Illinois corporation, the following described personal property:

All Assets of the Seller, and without limiting the foregoing general description, the following:

a.	Intellectual Property, as specified in Schedule A of the Purchase and Sale Agreement dated September 26, 2011 between Buyer and Seller.

b.	Business Trade Name, Web Domain Name, as specified in Paragraph 7 of the Purchase and Sale Agreement dated September 26, 2011 between Buyer and Seller.

c.	All rights to the website www.k9bytessoftware.com.

d.	Furniture, Fixtures and Equipment, Inventory, and Consumables as specified in Schedule A of the Purchase and Sale Agreement dated September 26, 2011 between Buyer and Seller.

e.	Accounts Receivable as specified in Paragraph 10 of the Purchase and Sale Agreement dated September 26, 2011 between Buyer and Seller.

Seller hereby represents and warrants to Buyer that Seller is the absolute owner of said Assets, and the Seller has full right, power and authority to sell said Assets and to make this Bill of Sale.

IN WITNESS WHEREOF, Seller has signed and sealed this Bill of Sale at Tampa, Florida as of the 21st day of October, 2011.

K9 Bytes, Inc.,
a Florida corporation

By: /s/ Joshua Candamo
Its: Joshua Candamo, President

Subscribed and Sworn to before me this 26th day of October, 2011.

/s/ Neil S. Schiecht
   Notary Public